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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Navigation Technologies Corporation:

     We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-767000) of Navigation Technologies Corporation of our report dated March 15, 2002, except as to note 16, which is as of March 26, 2002, relating to the consolidated balance sheets of Navigation Technologies Corporation and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Navigation Technologies Corporation.



                                                     /s/ KPMG LLP
Chicago, Illinois
March 29, 2002